Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of April 29, 2020 (this “Agreement”), by and among Custodian Ventures, LLC, a Wyoming limited liability company (the “Principal”), Plentiful Limited, a Samoan company (the “Purchaser”), and Shentang International, Inc., a Nevada corporation (the “Company”). Each of Principal, Purchaser and the Company is referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

A. Principal is the owner of 10,000,000 shares (the “Principal Shares”) of the Series A Preferred Stock of the Company, par value of $0.001 per share, representing approximately 98% of the outstanding voting power of the Company, as of the date hereof.

B. Principal intends to sell and Purchaser intends to purchase the Principal Shares, for an aggregate purchase price of $240,000, or $0.024 per Principal Share, subject to the conditions set forth in Section 2(c) below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company, Principal and Purchaser hereby agree as follows:

1. Purchase and Sale. Principal shall sell, transfer, convey and deliver unto Purchaser, and Purchaser shall acquire and purchase from Principal, the Principal Shares.

2. Purchase Price.

(a) General. The purchase price (the “Purchase Price”) for the Principal Shares, in the aggregate, is Two Hundred Forty Thousand Dollars ($240,000), payable as specified in this Section 2 subject to the other terms and conditions of this Agreement.

(b) Partial Payment at Closing. At the Closing, Purchaser shall pay to Principal Two Hundred Twenty-Five Thousand Dollars ($225,000) of the Purchase Price against delivery to the Purchaser or, at the request of the Purchaser, to the Company’s transfer agent, of certificates representing the Principal Shares along with a medallion guaranteed stock power in form satisfactory to the Purchaser.

(c) Final Payment upon Delivery of Proof of DTC Eligibility. Purchaser shall pay to Principal the balance of the Purchase Price equal to Fifteen Thousand Dollars ($15,000) upon the delivery to Purchaser by Principal, no later than June 5, 2020, or such later date as agreed by Purchaser (the “Compliance Due Date”), of evidence satisfactory to Purchaser of compliance with the post-closing covenant set forth in Section 9(d) of this Agreement. Failure to comply with this covenant by the Compliance Due Date shall result in the Purchase Price being reduced to Two Hundred Twenty-Five Thousand Dollars ($225,000) and being deemed having been paid in full.

(d) Adjustment for Outstanding Liabilities. In the event that the Company shall have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (“Liability”), as of the Closing, the portion of the Purchase Price payable at the Closing shall be reduced on a dollar for dollar basis by the amount of such Liability.

3. The Closing.

(a) General. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than April 29, 2020 or such other date as Purchaser and Principal may mutually determine (the “Closing Date”).

(b) Deliveries at the Closing. At the Closing: (i) Principal shall deliver to Purchaser the various certificates, instruments, and documents referred to in Section 10(a) below; (ii) Purchaser shall deliver to Principal the various certificates, instruments, and documents referred to in Section 10(b) below; (iii) Purchaser shall deliver the Purchase Price, subject to the provisions of Sections 2(b) and 2(c); and (iv) Principal shall deliver to Purchaser, or at the Purchaser’s request to the Company’s transfer agent, certificates evidencing the Principal Shares (the “Certificates”), endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee that is in form satisfactory to the Purchaser.

4. Representations and Warranties of Principal. Principal represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a) Principal has the power and authority to execute, deliver and perform such Principal’s obligations under this Agreement and to sell, assign, transfer and deliver to Purchaser the Principal Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Principal of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Principal will violate or result in a breach of any term or provision of any agreement to which Principal is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of Principal under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Principal or any properties or assets of Principal.

(c) This Agreement has been duly and validly executed by Principal, and constitutes the valid and binding obligation of Principal, enforceable against Principal in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies.

(d) The Principal Shares are owned beneficially and of record by Principal and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Principal owns the Principal Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Principal Shares to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. There are no agreements relating to the voting, purchase or sale of capital stock between or among Principal and any third party. Principal is not a party to any option, warrant, purchase right, or other contract or commitment that could require Principal to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). Principal is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

5. Representations and Warranties of the Company. The Company and the Principal, jointly and severally represent and warrant to Purchaser that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

(a) This Agreement has been duly and validly executed by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies.

(b) The Company is a corporation in good standing duly incorporated in the State of Nevada. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(d) This Agreement has been duly and validly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies.

(e) The Company’s authorized capital stock, as of the date of this Agreement and as of the Closing, consists of (i) 990,000,000 shares of Common Stock, $0.001 par value per share, of which 20,000,000 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share, of which 10,000,000 shares are issued and outstanding on the date hereof. The Company has not reserved any shares of its Common Stock or Preferred Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and non- assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. 17,970,000 of the outstanding 20,000,000 shares of the Company’s Common Stock are restricted stock. The remaining 2,030,000 shares of the Company’s outstanding Common Stock are free-trading shares and may be resold without restriction. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock between or among the Company and any of its stockholders or to the best knowledge of the Company, between or among any of the Company’s stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act of 1933, as amended (the “Securities Act”). The stockholder list provided to Purchaser is a current shareholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s capital stock.

(f) As of the date hereof the Company has total Liabilities of $93,569, all of which Liabilities will be paid off at or prior to the Closing and shall in no event become the Liability of Purchaser or remain the Liabilities of the Company following the Closing.

(g) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that is pending or, to the Company’s knowledge, threatened against the Company.

(h) The Company has at least two market makers for its Common Stock and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Company.

(i) During the period from May 18, 2018 (revival) through the Closing Date, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company (all such documents, as amended or supplemented, are referred to collectively as, the “Company SEC Documents”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act of 1934, as amended (the “Exchange Act”), or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Company SEC Document (collectively, the “SOX Certifications”). The Company has made available to Purchaser all SOX Certifications and comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company. Through the date hereof, the Company complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the Company SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company. As of their respective dates, each Company SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and such Company SEC Documents (including all financial statements included therein and all exhibits and schedules thereto, and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement, if applicable, and the date of filing in the case of any other Company SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor, to the Company’s knowledge, any of its officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications. Neither the Company nor, to Company’s knowledge, any of its officers or directors is disqualified from relying on Rule 506 of Regulation D promulgated under the Securities Act on the basis of being a “bad actor” under Rule 506(d) thereof.

(j) The Company has properly and timely filed all federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, nor any tax liens whether existing or inchoate on any of the assets of the Company, except for current year taxes not presently due and payable. No IRS or foreign, state, county or local tax audit is currently in progress. The Company has not waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(k) The Company maintains limited operations and does not employ any employees and does not maintain any employee benefit or stock option plans. Except for Mr. David Lazar, the Company does not have any other director or officer.

(l) Since March 31, 2020, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

(m) The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the knowledge of Principal, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(n) No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Principal as follows:

(a) Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c) Purchaser is acquiring the Principal Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. Purchaser agrees not to sell or otherwise transfer the Principal Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Principal Shares.

(d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

7. Brokers and Finders. There are no finders and no parties shall be responsible for the payment of any finders’ fees. Neither Principal nor the Company, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement. Each Party shall indemnify the other Party for any breach of representations made in this Section 7.

8. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 10 below).

(b) Notices and Consents. The Company shall give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Purchaser may reasonably request. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. Purchaser and Principal agree to cooperate fully with the Company in the preparation and timely filing of a Form 8-K under the Exchange Act, regarding the change of control of the Company, and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the Form 8-K or any amendment thereto. Otherwise, neither the Company nor Principal is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

(c) Operation of Business. Principal will not cause the Company to, and the Company shall not, engage in any practice, take any action, or enter into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Exchange Act to make the Company a reporting company. Without limiting the generality of the foregoing, Principal will not cause the Company to, and the Company shall not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing), (v) enter into any agreement or incur any other commitment or (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby.

(d) Preservation of Business. The Company shall keep its business and properties substantially intact until the Closing.

(e) Notice of Developments. Principal will give prompt written notice to the Purchaser of any material adverse development causing a breach of any of the representations and warranties in Section 4 or 5 above. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the disclosures contained in the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(f) Filing of an Amendment to the Quarterly Report on Form 10-Q. Principal will be responsible for the preparation and filing of an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, (i) to correct contradictory or otherwise inaccurate disclosures in the Quarterly Report on Form 10-Q filed on April 8, 2020 including, without limitation, disclosures relating to the Company’s corporate history and capital structure, and (ii) to file as an exhibit the current Articles of Incorporation of the Company, as amended and restated.

9. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below). Principal acknowledge and agree that from and after the Closing, Purchaser will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below).

(c) Filing of Information Statement on Schedule 14f-1. Principal agrees to cooperate in the preparation, filing and mailing of the Information Statement on Schedule 14f-1 for the resignation from the board of directors and each office of the Company held by Mr. David Lazar and the appointment of Ms. Lei Xu as a director and for the offices previously held by Mr. David Lazar.

(d) DTC Eligibility. Principal agrees to obtain, by the Compliance Due Date, full DTC eligibility for the Common Stock.

10. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Purchaser. The obligation of Purchaser to consummate the transactions to be performed by Purchaser in connection with the Closing are subject to satisfaction of the following conditions (any of which may be waived in writing by the Purchaser at or prior to the Closing):

(i) the representations and warranties set forth in Sections 4 and 5 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Company and Principal shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) the Company shall have procured all of the third party consents required in order to effect the Closing;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (C) affect adversely the right of Purchaser to own the Principal Shares and to control the Company; or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) each of the Company and the Principal shall have delivered to Purchaser a certificate to the effect that: (A) each of the conditions specified above in Section 10(a)(i)-(iv) is satisfied in all respects with respect to each of them; and (B) as of the Closing, the Company has no Liabilities;

(vi) Purchaser shall have received the resignation, effective 10 days following the filing of the Schedule 14f-1, in accordance with the requirements of Rule 14f-1 under the Exchange Act, of the sole director of the Company and the resignation, effective as of the Closing, of the sole officer of the Company. The designee(s) specified by Purchaser shall have been appointed as officer(s) of the Company and any designees of Purchaser who may be lawfully appointed to the Board of Directors of the Company shall have been appointed;

(vii) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2020 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Company;

(viii) Purchaser shall have received such pay-off letters and releases relating to Liabilities as they shall have requested and such pay-off letters shall be in form and substance satisfactory to Purchaser;

(ix) Purchaser shall have conducted UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company;

(x) the Company shall have delivered its Articles of Incorporation and Bylaws, both as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and the Company shall have delivered to Purchaser the Company’s original minute book and corporate seal and all other original corporate documents and agreements;

(xi) the Company shall deliver to Purchaser confirmation that the Company is in Good Standing in Nevada;

(xii) the Company shall have maintained at and immediately after the Closing, its status as a company whose Common Stock is quoted on the OTC Markets Group, Inc. Pink tier;

(xiii) at the Closing, there shall be no more than 20,000,000 shares of the Common Stock and 10,000,000 shares of the Preferred Stock, and no shares of any other equity security of the Company issued and outstanding; and

(xiv) all actions to be taken by Principal and/or the Company in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchaser.

(b) Conditions to Obligation of Principal. The obligations of Principal to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions (any of which may be waived in writing by the Principal at or prior to the Closing):

(i) the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement; or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) Purchaser shall have delivered to Principal a certificate to the effect that each of the conditions specified above in Section 10(b)(i)-(iii) is satisfied in all respects; and

(v) all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Principal.

11. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of one (1) year thereafter, except for representations and warranties regarding title to the Principal Shares, capitalization of the Company, required SEC filings and authorization and enforceability of this Agreement, which will survive for a period equal to the applicable statute of limitations and in no event less than three (3) years.

(b) Indemnification Provisions for Benefit of Purchaser.

(i) In the event Principal or the Company breaches (or in the event any third party alleges facts that, if true, would mean Principal or the Company has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Purchaser makes a written claim for indemnification against Principal within such survival period, then Principal shall indemnify Purchaser from and against the entirety of any Adverse Consequences, Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys’ fees and expenses.

(ii) Principal shall indemnify Purchaser from and against the entirety of any Adverse Consequences Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (y) for the unpaid taxes of any Person (other than the Company) under Section 1.1502-6 of the Regulations adopted under the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) Principal shall indemnify Purchaser from and against the entirety of any Liabilities arising out of (i) the ownership of the Principal Shares, including, without limitation, violations of Section 14 of the Exchange Act relating to the Company’s failure to file with the SEC an Information Statement on Schedule 14-C or to mail the Schedule 14-C to its stockholders in connection with the creation of the 10,000,000 shares of Preferred Stock, or (ii) the operation of the Company prior to the Closing.

(iv) Principal shall indemnify Purchaser from and against the entirety of any Adverse Consequences Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other Liabilities of the Company existing as of the Closing Date.

(c) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably) and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 11(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 11.

(v) Principal hereby indemnifies the Company against any and all claims that may be filed by Principal or any other current or former officer, director or employee of the Company by reason of the fact that such person was a director, officer, employee, or agent of the Company or was serving the Company at the request of Principal or the Company as a partner, trustee, director, officer, employee, or agent of another entity, whether such claim is for accrued salary, compensation, indemnification, judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought against the Company (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to an agreement, applicable law, or otherwise).

12. Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) Purchaser and Principal may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(ii) Purchaser may terminate this Agreement by giving written notice to Principal at any time prior to the Closing if: (A) Principal has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and Purchaser has notified Principal of the breach, and the breach has continued without cure for a period of 2 days after the notice of breach; or (B) if the Closing shall not have occurred on or before April 29, 2020, by reason of the failure of any condition precedent under Section 10(a) hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii) Principal may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing: (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Principal have notified Purchaser of the breach, and the breach has continued without cure for a period of 2 days after the notice of breach; or (B) if the Closing shall not have occurred on or before April 29, 2020, by reason of the failure of any condition precedent under Section 10(b) hereof (unless the failure results primarily from Principal himself breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. Upon termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of a Party that is then in breach.

13. Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Purchaser and Principal; provided, however, that Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall operate to release Purchasers or a successor from any obligation hereunder unless and only to the extent that Principal agrees in writing.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and addressed to the Party at its address as specified on the signature page hereto. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Principal or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Principal agrees that the Company has not borne or will not bear any of Principal’s costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(m) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13(n) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13(g) above. Nothing in this Section 13(n), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

[Signature Page Follows]

[Principal Signature Page]

IN WITNESS WHEREOF, the undersigned Principal has duly executed this Agreement as of the date first above written.

CUSTODIAN VENTURES, LLC

By:	/s/ David Lazar
Name: David Lazar
Title: Chief Executive Officer
Address: 3445 Lawrence Avenue
Oceanside, NY 11572

[Purchaser Signature Page]

IN WITNESS WHEREOF, the undersigned Purchaser has duly executed this Agreement as of the date first above written.

PLENTIFUL LIMITED

By:	/s/ Lei Xu
Name: Lei Xu
Title: Authorized Representative
Address: Flat/Rm A 12 Kiu Fu Commercial Bldg.
Wan Chai, Hong Kong

[Company Signature Page]

IN WITNESS WHEREOF, the undersigned Company has duly executed this Agreement as of the date first above written.

SHENTANG INTERNATIONAL, INC.

By:	/s/ David Lazar
Name: David Lazar
Title: President
Address: 3445 Lawrence Avenue
Oceanside, NY 11572